Exhibit 99.1

Press Release

Intelligent Bio Solutions Accelerates Global Growth with SmarTest® Patch Agreement, Reinforces U.S. Expansion Path as FDA Approval Remains a Strategic Priority

NEW YORK, July 16, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced a new global distribution agreement with SMARTOX®, a Texas-based leader in drug and alcohol screening services, to bring its SmarTest Patch drug detection product to international markets outside of the United States (“U.S”) and Canada. This partnership builds on the long-standing relationship between INBS and SMARTOX, the U.S. distributor of INBS’s Intelligent Fingerprinting Drug Testing Solution in the Forensic Use Only market.

The addition of the SmarTest Patch to INBS’s product portfolio strengthens the Company’s position as a global leader in non-invasive drug testing solutions by introducing continuous sweat-based drug detection over an extended period. The SmarTest Patch opens new opportunities for the Company, particularly in the justice and rehabilitation sectors, at a time when the global drug testing market is projected to grow significantly, reaching approximately $18.6 billion by 20301. The agreement with SMARTOX supports the Company’s international growth strategy and introduces an additional revenue stream aligned with its broader expansion goals.

“This partnership with SMARTOX is a natural progression of our relationship and enables us to extend a highly complementary technology to our existing markets,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “With the SmarTest Patch now part of our product portfolio, we can better meet the evolving needs of customers in justice, rehabilitation, and workplace environments.”

With this agreement in place, and with two complementary products, INBS can now address short-term and continuous detection needs through sweat-based, non-invasive methods. This positions the Company to offer greater flexibility to customers while continuing to expand its global presence. INBS currently delivers non-invasive drug testing solutions to over 450 active accounts in 24 countries, supporting clients across health, justice, and workplace sectors.

Hyperlinks and website references in this release are provided for convenience only, and do not incorporate the referenced content into this release.

1 Grand View Research (2024). Drug Testing Market Size, Share & Trends Analysis Report By Product (Consumables, Instruments), By Sample (Urine Samples), By Drug (Alcohol, Opioids), By End-use, By Region, And Segment Forecasts, 2025–2030. Available at: https://www.grandviewresearch.com/industry-analysis/drug-testing-market

As part of its U.S. expansion strategy, INBS continues to prioritize securing FDA clearance for its fingerprint sweat-based drug testing technology for use beyond Forensic Use Only settings. The Company remains actively engaged with regulatory consultants and stakeholders to bring its innovative solution to market in the U.S. for organizations seeking reliable, dignified, and non-invasive drug screening alternatives.

About SMARTOX

SMARTOX, founded in 2012, is a U.S.-based provider of drug and alcohol testing products and services. It offers a comprehensive portfolio supporting a wide range of settings, including healthcare, justice, corporate, and education. SMARTOX is committed to delivering advanced technology and exceptional results, providing fully integrated services encompassing design, customer service, and administrative support for its product line. The company’s footprint spans the U.S. and international markets. SMARTOX is actively scaling its presence in forensic testing markets through new investments, pilot programs, and expanded jurisdictional coverage.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com